[LETTERHEAD OF RICHARDS FRANCIS & FRANCIS]

13th June 1996

The Directors
Commodore Holdings Limited
48 Cedar Avenue
Hamilton
Bermuda

Dear Sirs

                 re: Commodore Holdings Limited (the "Company")
                 ----------------------------------------------

You seek our opinion in connection with the issue by the Company of 1,000,000 Units each consisting of:

(i) one share of Common Stock, $0.01 par value per share (the "Common Stock")

(ii) one redeemable warrant to purchase one-half share of Common Stock (the "Warrants")

Unless otherwise defined, terms defined in this opinion shall have the same meaning as those set out in the Amendment No. 1 to Form S-l and Exhibits thereto filed with the Securities and Exchange Commission on May 28th 1996 ("thc Documents").

For the purposes of this opinion we have been supplied with and have reviewed and relied upon true copies of the Documents.

We have also examined originals or copies certified or otherwise identified to our satisfaction, such corporate records, certificates of officials and other instruments (the "Public Documents") as we have deemed necessary or advisable for the purpose of rendering this opinion.

ln giving this opinion we have assumed:

(a) that there have been no changes to the Public Documents examined since the date of our examination thereof;

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(b)  the truth,  accuracy and completeness of all representations and warranties of fact made in the Documents;

(c)  the genuineness of all signatures on the documents which we have examined;

(d) the conformity to original documents of all documents produced to us as copies and authenticity and completeness of all original documents which, or copies of which have been submitted to us;

(e) that when filed the Documents will be in a form which does not differ in any material respect from the drafts examined by us for the purpose of this opinion.

This opinion is limited to Bermuda law and is given on tbe basis that it will be governed by and construed in accordance with Bermuda law. We have made no investigation of the laws of any jurisdiction other than Bermuda and neither express nor imply any opinion as to any other law, in particular the laws of the United States of America.

Based upon the foregoing, subject to the qualifications set out below, to matters not disclosed to us and having regard to such legal considerations as we deem relevant, we are of the opinion that insofar as the present laws of Bermuda are concerned:

(1) The Company is a company duly incorporated and validly existing under and in compliance with Bermuda law

(2)  The Units will be validly issued.

(3) The issuance of Common Stock as part of the Offering, including those to be issued upon the exercise of the Warrants, the Underwriter's Warrant and the Over-Allotment Option has been duly authorised by the Company and, when issued and paid for in accordance with terms of the Prospectus and the Documents, the Common Stock will be validly issued, fully paid and non-assessable.

(4) The rights and obligations attaching to the Common Stock and the Warrants to be issued conform in all material respects as to legal matters to the descriptions thereof in the Documents.

(5) The statements in the Documents under the captions "Enforceability of Civil Liabilities under United States Federal Securities Laws", "Foreign Income Taxation", "Description of Securities", "Taxation of the Company - Possible US Tax Exemption Under Section 883(a) of the Code", "Taxation of the Company's Stockholders", "Absence of Bermuda Taxation" and "The Rights of Security Holders Under Bermuda Law may be less than under US Jurisdictions" to the extent that they constitute matters of Bermuda law, or legal conclusions with respect thereto, have been reviewed by us and are accurate and fair1y present the information disclosed therein in all material respects.

(6) The descriptions in the Documents of the statutes, regulations, legal or governmental proceedings under the law of or involving Bermuda or contracts or otber documents governed by the laws of Bermuda therein described are accurate in all material respects and fairly summarise the information required to be shown.

Our qualifications are as follows:

A. We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction other than Bermuda. Where an obligation is to be performed in a jurisdiction other than Bermuda, a Bermuda Court may decline to enforce it to the extent that such performance would be illegal or contrary to public policy under the laws of such other jurisdictions.

B. We express no opinion as to the availability of equitable remedies, such as specific performance or other injunctive relief, or as to any matters which are within the discretion of the Courts of Bermuda, such as the awards of costs, or questions relating to jurisdiction. Further, we express no opinion as to the validity or binding effect in Bermuda of any waiver of or obligation to waive any provision of law (whether substantive or procedural) or any right or remedy arising through circumstances not known at the time of filing the Documents.

C. The obligations of the Company under the Documents will be subject to any laws from time to time in effect relating to bankruptcy or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights and may also be subject to statutory limitation of the time within which proceedings may be brought.

This opinion is issued on the basis that it will be construed in accordance with the provisions of Bermuda law and will not give rise to any action in any other jurisdiction. It is addressed to you to be filed with the Documents and is not to be made available or relied upon by any other person, firm or entity or used for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Documents and to the reference to our name in the Prospectus therein.

Yours faithfully

/s/ ILLEGIBLE

Richards, Francis & Francis